EXHIBIT 23.1





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2006, relating to the financial statements and financial statement schedule of Jupitermedia Corporation, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Jupitermedia Corporation for the year ended December 31, 2005.



/s/ Deloitte & Touche LLP

Stamford, Connecticut

September 14, 2006